EXHIBIT 20(a)

Monthly Certificateholders' Statement
Citibank Omni-S Master Trust
(formerly known as Sears Credit Account Master Trust II)
Series 1999-3 Monthly Statement
Distribution Date: November 15, 2005	Due Period Ending: October 2005
Information for the Due Period and the Distribution Date listed above is set forth below:

1a.	Payments or Allocations to Series 1999-3 Investors this Due Period
	Series 1999-3	Total	Interest	Principal
	Class A	$16,756,249.93	$89,583.33	$16,666,666.60
	Class B	$0.00	$0.00	$0.00
	Class C	$0.00	$0.00	$0.00

2.	Principal Receivables at the end of the Due Period
	(a)	TOTAL PRINCIPAL RECEIVABLES IN THE TRUST	$7,250,621,235.16
		Aggregate Investor Interest	$5,048,940,687.19
		Seller Interest	$2,201,680,547.97
	(b)	INVESTOR INTEREST BY GROUPS
		Group One Investor Interest	$5,048,940,687.19

(c)	INVESTOR INTEREST BY SERIES
	Series 1996-5 Investor Interest	$641,026,000.00
	Series 1999-3 Investor Interest	$41,484,187.19
	Series 2000-2 Investor Interest	$31,751,500.00
	Series 2000-4 Investor Interest	$641,026,000.00
	Series 2001-1 Investor Interest	$469,231,000.00
	Series 2001-3 Investor Interest	$897,436,000.00
	Series 2002-2 Investor Interest	$961,539,000.00
	Series 2002-3 Investor Interest	$1,153,847,000.00
	Series 2002-5 Investor Interest	$211,600,000.00

(d)	INVESTOR INTEREST BY CLASS (SERIES 1999-3)
	Class A Investor Interest	$ 0.00
	Class B Investor Interest	$ 28,250,000.00
	Class C Investor Interest	$ 13,234,187.19

	TOTAL CLASS INVESTOR INTEREST	$41,484,187.19

    ** The information included in this Monthly Statement does not reflect the cancellation by the Trustee on October 31, 2005 of $4,113,940,202
       principal amount of investor certificates owned by the Seller or the removal after the close of business on October 31, 2005 of
       $4,924,115,330.24 of principal receivables from the Trust.

3.
    Allocation
of Collections During the Due Period

(a)
    TOTAL
COLLECTIONS
$719,230,155.25

    Principal
Receivables Collected
$598,013,388.88

    Finance
Charge Receivables Collected
$121,216,766.37

    Recovered
Amounts added as Additional Funds
$4,434,929.00

    Investment
Income
$21,247.66

    Finance
Charge Collection
    Principal
Collection
    Additional
Allocable Amounts

(b)
    ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR INTEREST AND THE SELLER INTEREST

    Aggregate Investor
      Allocation (Aggregate Investor Percentage multiplied by total Collections received during the Due Period)
$89,373,426.52
$440,916,774.69
$4,456,176.66

    Seller Allocation (Seller
Percentage multiplied by total Collections received during the Due Period)
$31,843,339.85
$157,096,614.19
$0.00

(c)
    Group
One Allocation
$89,373,426.52
$440,916,774.69
$4,456,176.66

(d)
    Series
1999-3 Allocation
$969,546.26
$4,783,180.24
$48,341.76

(e)
    Reallocation
      of Collections to Series 1999-3 from other series in Group One and application of Charge-Off reimbursements to Principal Payments.
$0.00
$14,605,681.57
$0.00

4.
    Information
Concerning Controlled Amortization Amount

    Amount
Distributed this Due Period
    Total
Distributions through this Due Period

SERIES 1999-3 BY CLASS

Class A
$16,666,666.60
$400,000,000.00

Class B
$0.00
$0.00

Class C
$0.00
$37,557,812.81

5.
    Information
Concerning Controlled Accumulation Amount

    Amount
Deposited this Distribution Date
    Total in
the Series Principal Funding Account

    SERIES
1999-3 BY CLASS

Class A
$0.00
$0.00

Class B
$0.00
$0.00

Class C
$0.00
$0.00

6.
    Investor
Charged-Off Amounts

    This Due
Period

(a)
    Group One
      (the sum of the Series Investor Charged-Off Amounts for all Series in
Group One)
$63,611,447.63

(b)
    Series 1999-3
      (the sum of the Class Investor Charged-Off Amounts for all Classes in
Series 1999-3 )
$690,073.59

(c)
    Series 1999-3
by Class:

    Class
A (Class A Percentage multiplied by the Charged-Off Amount)
$197,782.59

    Class
B (Class B Percentage multiplied by the Charged-Off Amount)
$335,241.49

    Class
C (Class C Percentage multiplied by the Charged-Off Amount)
$157,049.51

7.
    Investor
Losses
Total

(a)
Group One
$0.00

(b)
Series 1999-3
$0.00

(c)
Series 1999-3 by Class:

Class A
$0.00

Class B
$0.00

Class C
$0.00

8.
    Monthly
Servicing Fee Payable This Due Period

    SELLER
SERVICING FEE
$3,183,134.02

    INVESTOR
SERVICING FEE

(a)
Group One
$8,933,974.76

(b)
Series 1999-3
$96,918.09

9.
    Performance
Analysis

(a)
    Portfolio
      Yield (Finance Charge Collections during the Due Period divided by
Principal Receivables in the Trust as of the first day of the Due Period)
20.01%

(b)
    Charge-Offs (Charged-Off
      Amounts during the Due Period divided by Principal Receivables in the
Trust as of the first day of the Due Period)
14.24%

(c)
    Recoveries (Recovered
      Amounts added as Additional Funds on the Distribution Date divided by
      Aggregate Investor Interest in the Trust as of the first day of the Due
Period)
0.99%

(d)
    Investment Income Earned
      (added as Additional Allocable Amounts on the Distribution Date divided by
      Aggregate Investor Interest in the Trust as of the first day of the Due
Period)
0.00%

(e)
    Investor Servicing Fee
Percentage (weighted average of Investor Servicing Fees for Series 1999-3)
2.00%

(f)
    Weighted Average
      Certificate Rate (weighted average certificate rates for all classes for
Series 1999-3)
1.85%

(g)
    Series Excess Servicing
      Percentage (the sum of Series Finance Charge Collections, Investment
      Income and Recovered Amounts minus the sum of the Series Charge-Off
      Amount, the Investor Servicing Fee and the Certificate Interest divided by the Series Invested Amount)
2.91%

(h)
    Total Payment Rate
      (Aggregate Collections during the Due Period divided by the aggregate amount of Receivables in the Trust as of the first day of the Due Period)
9.74%

10.
    Summary
Delinquency Aging Information

    The
Accounts in the Trust have the following delinquency distribution:

October 2005

    Delinquencies as a % of
balances

61-90 days past due
2.12%

91-120 days past due
1.44%

121 days or more past due
1.98%

    Total
Delinquencies
5.54%

    The
      delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the end of the Due Period. The Servicer determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The delinquency data reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

    THE BANK OF
NEW YORK

as Trustee,

    by:\s\ERIC A.
LINDAHL

AGENT